                                                                    Exhibit 10.7

                                   * Certain confidential information contained
                                     in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    AGREEMENT

                           BETWEEN OPLINK AND CORNING

     This document sets out an agreement ("the Agreement"), made and entered into this 2nd day of July 1999 (the "Effective Date"), by and between Corning Incorporated ("Corning") and Oplink Communications, Inc. ("Oplink").

     WHEREAS, Corning and Oplink desire to establish certain business relationships, as further described and subject to the terms and conditions below, including: a) an equity investment by Corning in Oplink; b) the supply by Corning to Oplink of certain materials ("Materials") to be incorporated into Oplink products; and c) the supply by Oplink to Corning of certain components ("Components") for use and/or resale by Corning;

     NOW, THEREFORE, in consideration of the premises hereof, and the mutual promises and agreements hereinafter set forth, Corning and Oplink ("the Parties"), intending to be legally bound, do hereby agree as follows:

1. EQUITY INVESTMENT.

     1.1 At the time of the signature of this Agreement by the Parties ("the Closing"), both Parties will sign and be legally bound by the Series D Preferred Stock Purchase Agreement and Amendment Number One thereto (together, "the Investment Agreement"), attached hereto as Exhibit 1, under which Corning will purchase $2 million of Series D Preferred Stork of Oplink ("the Purchased Stock") at the price of $3 per share.

     1.2 The Investment Agreement will contain provisions to establish and ensure, until at least January 1, 2002, that Corning will have the night to have an observer on the Oplink board.

     1.3 Corning will have the option ("the Resell Option") to resell the Purchased Stock to Oplink if either.

          (a) Dr. Statham ceases (for reasons other than death or poor health) at any time prior to April 1, 2001, to be the President and Chief Executive Officer of Oplink (a "Management Change") or

          (b) Oplink fails to establish a manufacturing facility in the Peoples Republic of China capable of manufacturing, no later than April 1, 2001, the items listed in Appendix A (the "PRC Manufacturing Condition")

     If either of these events occur, Corning may exercise this Resell Option by written notice to Oplink (i) in the event of a Management Change, at any time within 60 days thereafter, or (ii) in the event of a failure to meet the PRC Manufacturing Condition, at any time prior to

June 1, 2001 (the "Put Notice"), Within one hundred and eighty (180) days of such notice, Oplink will repurchase the Purchased Stock (and any other Oplink stock which may be issued to Corning as dividends on such Purchased Stock) from Corning at the per-share price used in the last sale of shares by Oplink (to an unrelated party on arm's-length terms) prior to such notice; provided, however, that if this last sale was of common shares, and the most recent previous sale of preferred shares was at a higher price, then the repurchase price from Corning will be that higher, previous price for preferred shares, Notwithstanding any other terms hereof, Corning's Resell Option will terminate in the event of, and on the effective date of, the occurrence of either of the following (if the event occurs prior to delivery of the Put Notice): a) an initial public offering of Oplink stock; or b) a Change of Control Transaction by Oplink. For purposes of this Agreement, a "Change of Control Transaction" means a merger with a third party, the acquisition by a third party of a majority of a Party's equity, the effective transfer to a third party of the control of a Party; or the sale of all or substantially all of a Party's assets to a third party. The Resell option rights granted to Corning in this Section
1.3 shall not be assignable to any transferee of the Purchased Stock, except with the prior written consent of the Company, which consent shall not be unreasonably withheld. Once delivered, the Put Notice shall be irrevocable, except with the mutual written consent of both the party exercising the Resell Option and the Company. Nothing in this Section 1.3 shall be construed to obligate the Company to make any payment that would violate applicable corporate laws intended to protect the nights of creditors; rather, if any portion of the payment required under this Section 1.3 would cause any such violation, then the Company shall be relieved of its obligation to make such portion of such payment until (and only until) such remaining amount may be paid in compliance with applicable corporate laws.

     1.4 At the Closing, Oplink will deliver to Corning an opinion of counsel, in a form satisfactory to Corning, that:

          (a) Oplink is a duly incorporated corporation and has the power to enter into, execute and deliver this Agreement;

          (b) the terms of this Section 1: (i) constitute valid, enforceable and legally binding obligations of Oplink; (ii) do not violate any provision of California or other laws; (iii) have been duly and validly authorized and approved by Oplink's Board of Directors; (iv) can be validly entered into, executed, and performed by Oplink, and all actions necessary for such have been taken; (v) do not violate any of the provisions of Oplink's Certificate of Incorporation or By-Laws; (vi) do not violate, to counsel's knowledge, the provisions of any order, judgment, injunction, decree of any court or other governmental authority applicable to it; (vii) do not result in a violation, to counsel's knowledge, of the provisions or terms of any stock purchase agreement or other agreement between Oplink and any of its shareholders or any party holding any option, warrant or other rights to any Oplink shares; and (viii) do not result in a breach, to counsel's knowledge, of any material contract, agreement or other instrument to which Oplink is a party or by which it or any of its properties, rights or assets may be bound.

2. CORNING SUPPLY OF MATERIALS TO OPLINK

     2.1 The Materials to be purchased by Oplink from Corning hereunder include only: a) the Materials listed in Appendix A; and b) any other Materials which Corning notifies Oplink, in writing, will be included in the Materials.

     2.2 Oplink will purchase all of its external requirements for Materials from Corning; provided, however, that Oplink will not be obligated to purchase any quantity of any item of Materials from Corning:

          (a) if Oplink's external requirements for that quantity of that item are already satisfied by existing Oplink contractual commitments or future contractual commitments made by Oplink as reasonably necessary to meet its requirements for Materials under circumstances set out in subparagraphs b. through d. below;

          (b) if Corning does not offer that quantity of that item on "Market Terms," where "Market Terms" means terms (including price, vendor discounts, quality, delivery terms, and reliability) at least as favorable to Oplink as the terms offered to Oplink by another qualified, reliable supplier for the same item of Materials in the same quantity;

          (c) if Corning refuses to allocate appropriate internal capacity to meet its delivery commitments to Oplink for that quantity of that item; or

          (d) if Corning rejects Oplink's order for that quantity of that item, or Corning fails to deliver that quantity of that item within fourteen (14) days of the date on which Corning was obligated to deliver it.

3. OPLINK SUPPLY OF COMPONENTS TO CORNING

     3.1 The Components to be purchased by Corning from Oplink hereunder are any and all products:

          which are listed in Appendix A;

          which are shown as being available from Oplink in any publicly available Oplink literature; or

          which conform to confidential Corning specifications and are within Oplink's manufacturing capabilities.

     3.2 At Corning's option, the Components purchased by Corning from Oplink hereunder: will bear the "Corning" trademark; and/or will be resold by Corning under the Corning tradename.

     3.3 The Components to be purchased by Corning hereunder will be manufactured by Oplink at the Oplink facility designated by Corning, provided that, at that facility, Oplink has the capability and capacity to manufacture the Components that Corning orders from Oplink.

     3.4 Unless and until Corning has failed to meet its Volume Targets set out in paragraph 3.6 below, Oplink will offer to supply to Corning any quantity of any item of Components which is within Oplink's manufacturing capacity (subject to pre-existing contractual obligations of Oplink). Except as set out in 3.5 below, Oplink will offer such Components on "Competitive Terms," where "Competitive Terms" means terms (including price, quality and reliability) which are at least as favorable to Corning as the most favorable to Corning of:

          (a) the terms offered by Oplink to any other customer for the same or similar Components, in the same or lesser quantities; and

          (b) [ * ] % of the price offered to Corning by another qualified, reliable supplier for the same or similar Components, in the same quantity, on similar terms.

     Corning will not disclose the price offered by Oplink, or the terms of this Agreement, to any other supplier or potential supplier of Components to Corning, without Oplink's express prior written consent.

     3.5 If Corning expressly specifies the use of specific Corning Materials in any Oplink Component to be purchased by Corning hereunder, Oplink will use those Corning Materials in that Oplink Component to be sold to Corning. If Corning does not offer such Corning Materials to Oplink on Market Terms, then Oplink will not be obligated to offer such Oplink Component to Corning on Competitive Terms. In this case, the Parties will negotiate in good faith a price for that Component which represents Competitive Terms adjusted only as necessary to compensate for the difference between the price of the Corning Materials and the Market Terms for the same Materials.

     3.6 Oplink's obligations hereunder to offer Components for Sale to Corning, on the terms described above, are expressly conditioned on Corning purchasing Components from Oplink, in 1999 through 2003, in quantities having a total invoice value equal to or greater than the amounts set out below for each year ("Volume Targets"). If Corning fails to purchase from Oplink the Volume Target in any year, then, until the first day of the first year after any subsequent year in which Corning purchases the Volume Target from Oplink: Oplink will have no obligation to offer any Components for sale hereunder; the pricing and volume of any Components will be established by negotiation; and Oplink's purchase commitments under paragraph 2.2 above will not apply.

                                               VOLUME TARGETS
                                   ----------------------------------------
YEAR                           1999        2000       2001        2002        2003
TOTAL INVOICE VALUE           [ * ]       [ * ]       [ * ]      [ * ]       [ * ]
   (IN US$ MILLIONS)


     3.7 For purposes of determining whether Corning has purchased the Volume Target under paragraph 3.6 above in any year, the quantities described below will be deemed to have been purchased by Corning in that year and included in the calculation of the Volume Target for that year.

          (a) Any quantity of any Component which Oplink has qualified to Corning's specifications and which Corning, reasonably and in good faith, requests that Oplink supply on Competitive Terms in that year, but Oplink refuses to supply on such terms.

---------------------------------
*CONFIDENTIAL TREATMENT REQUESTED

          (b) Any quantity of any Component which Oplink agrees to deliver to Corning in that year, but which Oplink fails to deliver to Corning in that year for any reason other than a request by Corning to delay delivery.

4. MANAGEMENT OF SUPPLY RELATIONSHIPS.

     4.1 The Parties will meet on a regular basis (at least once every quarter unless otherwise agreed) to review the performance of each Party's supply and purchase obligations and/or targets, and to plan any future capacity needs. Such reviews shall include, but not be limited to:

          Supplier performance in respect of quality, on time deliveries, and lead times;

          Purchaser capacity needs and forecasts;

          Status of any purchase obligations or targets;

          Purchase price and market price and opportunities to reduce cost and purchase price; and

          Opportunities to enhance product performance or reliability.

     Corning and Oplink will each appoint a person to implement the above procedures.

     4.2 Each Party supplying to the other hereunder will notify the purchasing Party as soon as possible of any problem or delay in delivery, together with a proposal on how the delay will be rectified.

5. PATENT LICENSE NEGOTIATION. If Corning requests, prior to April 1, 2002, a license to one Or more Oplink patent(s) granted or applied for prior to April 1, 1999, Oplink will meet with Corning to negotiate, in good-faith, Corning's request to license such patents (subject to any prior obligations of Oplink).

6. TERM AND TERMINATION.

     6.1 This Agreement will come into force on the date of its execution by the last Party to sign it, as shown in the signature block. This Agreement will continue in force until the earlier of:

          (a) termination by either Party under paragraph 6.2 below; or

          (b) January 1, 2004, unless extended or renewed by written agreement of the Parties.

     The rights set out in Section 1 above will continue for the period set out therein, regardless of any prior termination of this Agreement.

     6.2 This Agreement may be terminated by either Party:

          (a) in the event that the other Party materially breaches this Agreement and such breach is not remedied after thirty days' notice;

          (b) in the event that the other Party enters into a Change of Control Transaction (as defined in paragraph 1.3 above); or

          (c) in the event that the other party enters into any form of bankruptcy or insolvency process.

     6.3 The rights to terminate this Agreement shall not prejudice any other right or remedy in respect of the breach concerned (if any) or any other breach.

     6.4 Upon termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any rights or obligations which have occurred prior to termination, neither party shall have any further obligation to the other under this Agreement.

7. FORCE MAJEURE

     7.1 Neither party shall be liable hereunder to the other for any loss, injury, delay or damage suffered or incurred by the other party due to fire, storm, explosion, acts of God, war, supervening legislation, governmental or other regulations and directions or any other cause beyond the reasonable control of either party and any failure or delay by either party in the performance of any of its obligations under this Agreement due to any of the foregoing causes shall not be considered a breach of this Agreement and shall not give rise to any liability.

     7.2 Should the delivery of any order by either Party be delayed by any cause beyond the reasonable control of that Party: the delayed Party will promptly give the other Party notice of the delay and its cause; the time for delivery of that order shall be extended for a reasonable period in light of the urgency of the receiving Party's need for the delayed goods; and the delayed Party will take all commercially reasonable actions to remedy or reduce the delay. In the event that a circumstance of force majeure continues for a period of three (3) weeks then the receiving party can terminate the order at no cost or liability to itself

8. REPRESENTATIONS AND WARRANTIES

     Each Party represents and warrants to the other Party as follows:

     8.1 CORPORATE ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of its respective Jurisdiction.

     8.2 POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT. It has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     8.3 CORPORATE PROCEEDINGS; VALIDITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement by it and on its behalf has been duly and validly authorized and approved by its Board of Directors and it has taken all such other action as is necessary or required to enter into, execute and deliver this Agreement, and to perform its obligations hereunder and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms and conditions hereof.

     8.4 NO VIOLATION. The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby will not in any material manner (i) violate any provision of law, (ii) violate any of the provisions of its Certificate of Incorporation or By-Laws,
(iii) violate the provisions of any order, judgment, injunction, decree of any court or other governmental authority applicable to it; (iv) violate the provisions or terms of any stock purchase agreement or other agreement between Oplink and any of its shareholders or any party holding any option, warrant or other rights to any Oplink shares; or (v) result in a breach of any material contract, agreement or other instrument to which it is a party or by which it or any of its properties, rights or assets may be bound.

     8.5 BROKERS. No broker, agent or finder has been retained by it with respect to this Agreement or the transactions contemplated hereby.

9. COVENANTS.

     9.1 Neither Party will make any announcement with respect to this Agreement or the transactions contemplated by it, and each Party will keep the same confidential until such time as may be mutually agreed upon by them. If any Party determines that it is required by law to make any public disclosure of this Agreement or any transaction contemplated herein, it will inform the other Party of such determination. The Parties will then attempt, in good faith negotiation, to agree upon the text of a joint public announcement or the text of one or more separate public announcements with respect thereto.

     9.2 Oplink will not enter into any agreement, or issue any equity or rights to equity on any terms, that would conflict with, violate, or impair Corning's rights under, any provision of this Agreement; provided, however, that Oplink will not breach this term by entering into line of credit and/or bank financing agreements with terms that are typical and reasonable in such agreements.

10. SURVIVAL AND INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any Party at any time, all the terms, conditions, warranties, representations and indemnities set forth in this Agreement, including the Exhibits, or Appendices, certificate, document or other instrument delivered in connection herewith, shall survive the transfer of shares and the execution hereof for a period of only two years from and after the date hereof.

     10.2 INDEMNIFICATION BY EACH PARTY. Each Party will indemnify and hold harmless the other Party from and against any and all claims, liabilities, losses, suits, and expenses (including reasonable attorneys fees) ("Loss") that arise by virtue of or based upon or arise out of or result directly from the inaccuracy or breach of any representation or warranty made by that Party in Section 8 of this Agreement.

     10.3 CLAIMS FOR REIMBURSEMENT. If any Party ("the Indemnified") shall have suffered any Loss or receive any formal claim for a Loss covered by indemnification of paragraph 10.2 above, it will give the other Party ("the Indemnifier") prompt written notice of the nature and amount of such Loss or claim. The Indemnifier will have 30 days from the date of such notice to investigate and dispute the nature, validity or amount of any such Loss or claim. During such thirty-day period, the Indemnifier will have reasonable access, during normal business hours, to the books and records of the Indemnified for the purpose of such investigation.

     If the Indemnifier disputes the nature, validity or amount of such Loss or claim, it will give the Indemnified written notice of such dispute within such thirty-day period, and the Parties will attempt in good faith to resolve such dispute promptly.

     In the absence of any such dispute, the Indemnifier will promptly, and in any event not later than the expiration of such thirty-day period, reimburse the Indemnified for such Loss or defend the claim giving rise to such potential Loss.

     If the Indemnifier disputes only the amount of the Loss, it will promptly pay to the Indemnified any undisputed portion of the Loss.

11. DISPUTE RESOLUTION. If there is any dispute between the Parties hereto, related to the validity, legality, enforceability, execution, interpretation, indemnification, representations, warranties, or other terms hereof, that dispute shall be finally settled by arbitration. The arbitration shall be held in New York, New York and shall be conducted if in accordance with the then-prevailing rules of the American Arbitration Association by one arbitrator appointed by agreement of the Parties. A decision or award of the arbitrator shall be final and may be entered as a final Judgment in any court, state or federal, having jurisdiction, and the costs of the arbitration shall be apportioned as the arbitrator shall determine.

12. GENERAL PROVISIONS

     12.1 EXPENSES. Each Party shall be responsible for and bear its own costs and expenses in connection with or arising out of the negotiation and execution of this Agreement, including without limitation any broker, agent or finder's fees, and the consummation of the transactions provided for herein and any investigation related thereto.

     12.2 AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented only in writing executed by both Parties hereto making specific reference to this Agreement and stating the plan or intention to modify or supplement it and may be waived only in writing executed by the Party making such waiver which writing shall make specific reference to this Agreement and state the intention to waive particular provisions of it.

     12.3 EFFECT OF WAIVER. No waiver of any breach of any provision of this Agreement will be held to be a waiver of any other or subsequent breach, and the failure of a Party to enforce at any time any provision hereof, will not be deemed a waiver of any right of any such Party to subsequently enforce such provision or any other provision hereof.

     12.4 NO ASSIGNMENT. No Party will assign in whole or in part this Agreement or its respective rights and obligations hereunder without the prior written consent of the other Party. Absent such consent, any attempted assignment will be null and void, except that Corning may assign this Agreement or any right or obligation hereunder to any parent, subsidiary, or affiliate of Corning.

     12.5 NOTICES. All notices, requests, demands or other communications hereunder must be in writing, executed by an authorized representative of the Party giving such notice, and must be delivered by hand, commercial courier, or fax to the other Party as follows:

          If to Corning:    Corning Incorporated
                            One Riverfront Plaza
                            Corning, NY 14830
                            Attn: General Counsel

          If to Oplink:     Oplink Communications, Inc.
                            721 Charcot Avenue
                            San Jose, CA 95131
                            Attn: Chief Executive Officer & President

or to such other address or addresses a Party may hereafter designate in a writing duly noticed and delivered to the other Party.

     12.6 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     12.7 HEADINGS. Article, section and subsection headings in this Agreement are provided for convenience of reference only and will not be deemed to constitute a part hereof for any purpose whatsoever.

     12.8 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

     12.9 SEVERABILITY. If any provision of this Agreement shall be ruled to be invalid, illegal or unenforceable under applicable law, the remainder of this Agreement will continue to be valid and enforceable unless such invalidity or illegality or unenforceability substantially diminishes the rights and obligations taken as a whole of either Party hereunder. In that case, the Parties will negotiate, in good faith, new terms for this Agreement which provide to each Party, to the extent possible, the same benefits, risks and costs that were provided to that Party under this Agreement prior to such ruling.

     12.10 ENTIRE AGREEMENT. This Agreement and the Exhibits and Appendices hereto set forth the entire agreement and understanding between the Parties with respect to the transactions provided for herein and supersede and cancel any and all prior discussions, correspondence, agreements or understandings between the Parties with respect to such matters.

     IN WITNESS WHEREOF, the Parties, intending legally to be bound, have caused this Agreement to be executed by their authorized representatives on and as of the date first above set forth.


                                     OPLINK COMMUNICATIONS, INC.

                                     By: /s/ C. Derek Statham
                                        ---------------------------------------
                                        Derek Statham
                                        Chief Executive Officer and President


                                     CORNING INCORPORATED

                                     By:
                                        ---------------------------------------
                                     Title:

                                     Date:
                                          -------------------------------------

     IN WITNESS WHEREOF, the Parties, intending legally to be bound, have caused. this Agreement to be executed by their authorized representatives on and as of the date first above set forth.


                                      OPLINK COMMUNICATIONS, INC.

                                      By:
                                         --------------------------------------
                                         Derek Statham
                                         Chief Executive Officer and President


                                      CORNING INCORPORATED

                                      By:   /s/ Gerald J. Fine
                                         --------------------------------------
                                      Title:   VP GM PTD

                                      Date:    1-JUL-99
                                           ------------------------------------

                                       * Certain confidential information
                                       contained in this document, marked by
                                       brackets, has been omitted and filed
                                       separately with the Securities and
                                       Exchange Commission pursuant to Rule
                                       406 of the Securities Act of 1933, as
                                       amended.


                                   APPENDIX A
                                  PRODUCT LISTS

1.  LIST OF ITEMS UNDER SECTION 1.3.b., TO BE MANUFACTURED BY OPLINK IN THE PRC

                           [ * ]



2.  LIST OF MATERIALS UNDER SECTION 2.1, TO BE PURCHASED BY OPLINK FROM CORNING

                            Glass filters from OCA
                             Gratings from Corning

3.  LIST OF COMPONENTS UNDER SECTION 3.1, TO BE PURCHASED BY CORNING FROM OPLINK

                           [ * ]






---------------------------------
*CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT 1

                           OPLINK COMMUNICATIONS, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                              PAGE NUMBER
                                                                                                              -----------
1.       PURCHASE AND SALE OF PREFERRED STOCK......................................................................1
         1.1      SALE AND ISSUANCE OF SERIES C PREFERRED STOCK....................................................1
         1.2      CLOSING..........................................................................................1

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................2
         2.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION....................................................2
         2.2      CAPITALIZATION...................................................................................2
         2.3      SUBSIDIARIES.....................................................................................3
         2.4      AUTHORIZATION....................................................................................3
         2.5      VALID ISSUANCE OF SECURITIES.....................................................................3
         2.6      GOVERNMENTAL CONSENTS............................................................................3
         2.7      LITIGATION.......................................................................................3
         2.8      EMPLOYEE AGREEMENT...............................................................................4
         2.9      PATENTS AND TRADEMARKS...........................................................................4
         2.10     COMPLIANCE WITH OTHER INSTRUMENTS................................................................4
         2.11     DISCLOSURE.......................................................................................5
         2.12     NO CONFLICT OF INTEREST..........................................................................5
         2.13     RIGHTS OF REGISTRATION AND FIRST OFFER...........................................................5
         2.14     CORPORATE DOCUMENTS..............................................................................5
         2.15     TITLE TO PROPERTY AND ASSETS.....................................................................6
         2.16     FINANCIAL STATEMENTS.............................................................................6
         2.17     CHANGES..........................................................................................6
         2.18     EMPLOYEE BENEFIT PLANS...........................................................................7
         2.19     TAX RETURNS AND PAYMENTS.........................................................................7
         2.20     INSURANCE........................................................................................8
         2.21     LABOR AGREEMENTS AND ACTIONS.....................................................................8
         2.22     OFFERING.........................................................................................8
         2.23     PERMITS..........................................................................................8
         2.24     REAL PROPERTY HOLDING CORPORATION................................................................8
         2.25     ENVIRONMENTAL AND SAFETY LAWS....................................................................8

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................................................9
         3.1      AUTHORIZATION....................................................................................9
         3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT................................................................9
         3.3      DISCLOSURE OF INFORMATION........................................................................9
         3.4      INVESTMENT EXPERIENCE............................................................................9
         3.5      RESTRICTED SECURITIES...........................................................................10
         3.6      LEGENDS.........................................................................................10
         3.7      FOREIGN PURCHASERS..............................................................................10
         3.8      REGULATION D - FURTHER LIMITATIONS ON DISPOSITION...............................................11

4.       CALIFORNIA COMMISSIONER OF CORPORATIONS..................................................................11
         4.1      CORPORATE SECURITIES LAW........................................................................11


5.       CONDITIONS OF PURCHASERS OBLIGATIONS AT CLOSING..........................................................11
         5.1      REPRESENTATIONS AND WARRANTIES..................................................................12
         5.2      PERFORMANCE.....................................................................................12
         5.3      QUALIFICATION...................................................................................12
         5.4      PROCEEDINGS AND DOCUMENTS.......................................................................12
         5.5      RIGHTS AGREEMENT................................................................................12

6.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.......................................................12
         6.1      REPRESENTATIONS AND WARRANTIES..................................................................12
         6.2      PERFORMANCE.....................................................................................12
         6.3      QUALIFICATION...................................................................................12

7.       MISCELLANEOUS............................................................................................13
         7.1      SURVIVAL OF WARRANTIES..........................................................................13
         7.2      TRANSFER; SUCCESSORS AND ASSIGNS................................................................13
         7.3      GOVERNING LAW...................................................................................13
         7.4      COUNTERPARTS....................................................................................13
         7.5      TITLES AND SUBTITLES............................................................................13
         7.6      NOTICES.........................................................................................13
         7.7      FINDER'S FEE....................................................................................14
         7.9      AMENDMENTS AND WAIVERS..........................................................................14
         7.10     SEVERABILITY....................................................................................14
         7.11     ENTIRE AGREEMENT................................................................................14
         7.12     EXCULPATION AMONG PURCHASERS....................................................................14



                                    EXHIBITS

A    -       Schedule of Purchasers

B    -       Amended and Restated Articles of Incorporation

C    -       Schedule of Exceptions to Representations and Warranties

D    -       Form of Second Amended and Restated Rights Agreement

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as the ___ day of January, 1999, by and between Oplink Communications, Inc., a California corporation (the "COMPANY"), and each of the investors set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. PURCHASE AND SALE OF PREFERRED STOCK.

               1.1 SALE AND ISSUANCE OF SERIES D PREFERRED STOCK.

                   (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as EXHIBIT B (the "ARTICLES").

                   (b) Subject to the terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to the Purchasers at the Closing up to an aggregate of 2,000,000 shares of the Company's Series D Preferred Stock (the "SHARES") at a purchase price of $3.00 per share, payable in cash, as further set forth on the Schedule of Purchasers attached hereto as EXHIBIT A. The Shares will have the rights, preferences and privileges set forth in the Articles.

               1.2 CLOSING.

                   (a) The purchase and sale of the Shares shall take place at the Law Office of Robert D. Cochran, 5201 Great America Parkway, Suite 320, Santa Clara, California, at 2:00 p.m., on January ___, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to the Purchasers certificates representing the Shares being purchased thereby against delivery to the Company by the Purchasers of cash.

                   (b) At any time on or before sixty (60) days from the Closing, the Company may sell up to the balance of the Shares not sold at the Closing to such purchasers or entities as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement. Any shares sold pursuant to Section 1.2(b) shall be deemed to be "Shares" for all purposes under this Agreement and any such purchasers shall be deemed to be "Purchasers" for all purposes under this Agreement and such purchasers shall become parties to the Rights Agreement (as defined below).

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT C, specifically identifying the relevant subsection(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

               2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

               2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                    (i) PREFERRED STOCK. 10,346,252 shares of Preferred Stock, of which (i) 3,000,000 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, (ii) 3,846,252 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, (iii) 1,500,000 shares have been designated Series C Preferred Stock, all of which are issued and outstanding and (iv) 2,000,000 shares have been designated Series D Preferred Stock, none of which are issued and outstanding immediately prior the Initial Closing. The rights, privileges and preferences of the Series A, Series B, Series C and Series D Preferred Stock are as stated in the Articles.

                    (ii) COMMON STOCK. 20,000,000 shares of Common Stock, 140,000 shares of which are issued and outstanding (see Section 2.2(iii) below for a description of outstanding options and a warrant to purchase shares of Common Stock).

                    (iii) Except for (i) the conversion privileges of the Series A, Series B and Series C Preferred Stock and the Series D Preferred Stock issued pursuant to this Agreement, (ii) an aggregate of 2,500,000 shares of Common Stock reserved for issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants pursuant to the Company's 1995 Stock Plan and 1998 Stock Plan (collectively, the "Stock Plan"), under which there are options outstanding to purchase 926,500 shares of Common Stock, 140,000 shares of Common Stock issued and outstanding as a result of Stock Options previously exercised (which shares are included in the total number of issued and outstanding shares listed in Section 2.2(ii) above), and 1,433,500 shares of Common Stock remaining available for future grant (iii) 32,000 shares of Common Stock reserved for issuance upon conversion of an outstanding warrant and (iv) the rights provided in Section 4.1 of the Rights Agreement (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

               2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

               2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Second Amended and Restated Rights Agreement, in the form attached hereto as EXHIBIT D (the "RIGHTS AGREEMENT" and collectively with this Agreement, the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares and the Common Stock issuable upon conversion thereof (collectively with the Shares, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               2.5 VALID ISSUANCE OF SECURITIES. The Shares being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws.

               2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to (i) Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and (ii) Rule 503 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which filings will be effected in accordance with such sections and/or rules.

               2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Agreements, or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               2.8 EMPLOYEE AGREEMENT. Each employee, officer and consultant of the Company has executed an agreement with the Company regarding confidentiality and proprietary information in a form acceptable to the Purchasers. The Company, after reasonable investigation, is not aware that any of its employees or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

               2.9 PATENTS AND TRADEMARKS. As of the Closing, the Company has or will have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

               2.10 COMPLIANCE WITH OTHER INSTRUMENTS.

                    (a) The Company is not in violation or default in any material respect of any provisions of its Restated Articles or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company.

                    (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any material license, distribution or other agreement.

               2.11 DISCLOSURE. The Company has fully provided each Purchaser with all the information which such Purchaser has requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable such party to make such decision. No representation or warranty of the Company contained in this Agreement and the Exhibits attached hereto, any certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

               2.12 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the best of the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the best of the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation.

               2.13 RIGHTS OF REGISTRATION AND FIRST OFFER. Except as contemplated herein, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, other than pursuant to the Rights Agreement by and among the Company and holders of its Series A, Series B and Series C Preferred Stock (the "Prior Rights Agreement") which Prior Rights Agreement will be amended and superseded by the Rights Agreement upon the Closing. At the Closing, the Company will enter into the Rights Agreement among the Company and the Investors (as that term is defined in the Rights Agreement).

               2.14 CORPORATE DOCUMENTS. The Articles and Bylaws of the Company are in the form provided to the Purchasers.

               2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               2.16 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its unaudited financial statements (balance sheet and profit and loss statement) as of November 30, 1998 (the "Financial Statements") and for the period then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, which are neither individually nor in the aggregate material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the company is not a guarantor or indemnity of any indebtedness of any person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

               2.17 CHANGES. Since November 30, 1998, there has not been:

                    (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                    (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                    (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                    (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                    (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

                    (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                    (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                    (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

                    (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                    (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                    (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                    (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                    (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

               2.18 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

               2.19 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The

Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions.

               2.20 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

               2.21 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

               2.22 OFFERING. Subject to the truth and accuracy of each Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.23 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

               2.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

               2.25 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the best of the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to the purchase of the Shares as follows:

               3.1 AUTHORIZATION. It has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms.

               3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Purchaser in reliance upon such Purchasers representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Purchaser understands that this sale of the Securities has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Purchaser's investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.

               3.3 DISCLOSURE OF INFORMATION. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Purchaser to rely thereon.

               3.4 INVESTMENT EXPERIENCE. Such Purchaser has substantial experience in evaluating and investing in private placement transactions so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company. Such Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Securities hereunder.

               3.5 RESTRICTED SECURITIES. The Purchaser understands that the Securities (and the Common Stock issuable upon conversion thereof) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities (and the Common Stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Securities (and the Common Stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

               3.6 LEGENDS. The Purchaser understands that the Shares (and the Common Stock issuable upon conversion thereof), and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                    (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

                    (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                    (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

               3.7 FOREIGN PURCHASERS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

               3.8 REGULATION D - FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Purchaser severally and not jointly further agrees not to make any disposition of all or any portion of the Securities unless and until:

                    (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                    (b) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                    (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a constituent shareholder or constituent partner (including any constituent of a constituent) of such Purchaser, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

         4. CALIFORNIA COMMISSIONER OF CORPORATIONS.

               4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR THE SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

         5. CONDITIONS OF PURCHASERS OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

               5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

               5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               5.3 QUALIFICATION. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

               5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               5.5 RIGHTS AGREEMENT. The Company, the Purchasers, and holders of at least a majority of the Registrable Securities held by parties to the Prior Rights Agreement shall have executed and delivered the Amended Rights Agreement.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

               6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

               6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

               6.3 QUALIFICATION. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Shares to the Purchasers pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

         7. MISCELLANEOUS.

               7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive for a period of one year following the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

               7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California in the United States of America as applied to agreements among California residents entered into and to be performed entirely within California.

               7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               7.6 NOTICES.

                    (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the Purchasers at the address set forth with respect to such party on the Schedule of Purchasers attached hereto as EXHIBIT A, or, if to the Company, to 721 Charcot Avenue, San Jose, California 95131, Attn: President, with a copy to the Law Office of Robert D. Cochran, Attn: Robert D. Cochran, Esq., 5201 Great America Parkway, Suite 320, Santa Clara, California 95054.

                    (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                    (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing or telecopying thereof.

               7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Securities (calculated on an as-converted basis) purchased hereunder. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company.

               7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               7.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other prior written or oral agreements existing between the parties hereto are expressly canceled.

               7.12 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities and the Common Stock issuable upon conversion of the Securities.

         IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.

COMPANY:

OPLINK COMMUNICATIONS, INC.,
a California corporation

By:  /s/ Derek Statham
     ------------------------
Its:

PURCHASERS:

-----------------------------
(PRINTED NAME OF PURCHASER)

By:
     ------------------------

Title:
       ----------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


I.       INITIAL CLOSING - JANUARY ___, 1999

-----------------------------------------------------------------------------------------------------------------------
                            PURCHASER                                   SERIES D SHARES            PURCHASE PRICE
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
TOTAL CLOSING
-----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT C

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


         This Schedule of Exceptions is made and given pursuant to Section 2 of the Series D Preferred Stock Purchase Agreement dated as of __________, 1999 (the "Agreement") between Oplink Communications, Inc. (the "Company") and the Purchasers listed on EXHIBIT A thereto. Unless the context otherwise requires, all capitalized terms shall have the meanings as defined in the Agreement. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement which are modified by the disclosures; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate.

Section 2.15: The Company has a $2.0 million line of credit with General Bank, in connection with which the Bank holds a blanket lien on all assets of the Company.

                                    EXHIBIT D

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

                           OPLINK COMMUNICATIONS, INC.

                                  AMENDMENT TO

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                     AND TO

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

                          Effective as of July 2, 1999


         This Amendment to Series D Preferred Stock Purchase Agreement and to Second Amended and Restated Rights Agreement (the "Amendment") is entered into as of July 2, 1999 and amends that certain Series D Preferred Stock Purchase Agreement dated as of March 8, 1999 (the "Purchase Agreement"), by and among Oplink Communications, Inc., a California corporation (the "Company") and the persons and entities listed on the Schedule of Purchasers to the Purchase Agreement (the "Original Purchasers") and that certain Second Amended and Restated Rights Agreement dated as of March 8, 1999 (the "Rights Agreement"), by and among the Company, the Original Purchasers and certain holders of the Company's Series A, Series B and Series C Preferred Stock, with the parties to such Rights Agreement being referred to collectively with the Original Purchasers as the "Prior Rights Holders".


                                   WITNESSETH:

         WHEREAS, the Company desires to sell, and the entity listed on the Supplemental Schedule of Purchasers attached as EXHIBIT A-1 hereto (the "New Purchaser") desires to purchase, certain shares of Series D Preferred Stock of the Company as set forth on EXHIBIT A-1;

         WHEREAS, the Company, the Original Purchasers and the New Purchaser desire that such sale and purchase be accomplished pursuant to an additional closing under the Purchase Agreement (the "Subsequent Closing");

         WHEREAS, the Company, the Original Purchasers and the New Purchaser desire that, upon such purchase, the New Purchaser obtain all the rights of an Original Purchaser under the Rights Agreement;

         WHEREAS, the Purchase Agreement may be amended as set forth in Section
7.9 thereof; and

         WHEREAS, the Rights Agreement may be amended as set forth in Section
5.7 thereof.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. AMENDMENT OF PURCHASE AGREEMENT. For purposes of the Subsequent Closing, the Purchase Agreement is hereby amended as follows:

     (a) The phrase "sixty (60) days from the Closing" in Section 1.2 (b) of the Purchase Agreement shall be amended to read "one hundred fifteen (115) days from the Closing".

     (b) The phrase "up to 2,000,000 shares of the Company's Series D Preferred Stock (the "Shares")" in paragraph (b) of Section 1, subsection 1.1 shall be amended to read "up to 2,666,666 shares of the Company's Series D Preferred Stock (the "Shares")".

     (c) Prior to the Subsequent Closing, the Company shall cause the Certificate of Amendment of Articles of Incorporation, in the form attached hereto as EXHIBIT B-1, to be filed with the Secretary of State of the State of California. All references to the "Articles" in the Purchase Agreement shall refer to the Amended and Restated Articles of Incorporation as filed with the Secretary of State on July 23, 1998 and attached to the Original Agreement as Exhibit B, as amended by the Certificate of Amendment of Articles of Incorporation.

2. AMENDMENT OF RIGHTS AGREEMENT.

     (a) Any and all references to "2,000,000 shares" of the Series D Preferred Stock of the Company shall be amended to read "2,666,666 shares".

     (b) The Company and each of the Prior Rights Holders executing this Amendment understands and acknowledges that the New Purchaser, upon execution of signature pages to the Original Agreement, this Amendment and the Rights Agreement, shall be deemed a "Series D Investor" or "Investor", within the meaning thereof, and the shares purchased by such New Purchaser pursuant to the Purchase Agreement shall be deemed "Series D Preferred" as defined therein.

     (c) By execution and delivery of this Agreement, the Prior Rights Holders that become signatories hereto waive, on behalf of all Prior Rights Holders, any and all rights of first refusal (including rights of notice, if any) that may otherwise have arisen under Section 4.1 of the Rights Agreement with respect to, and only with respect to, the sale of shares of Series D Preferred Stock of the Company to be sold and issued to Corning Incorporated ("Corning").

3. OBSERVER RIGHT.

     (a) The Company shall invite a representative of Corning (or one of its affiliates) to attend all regular meetings of its Board of Directors in a nonvoting observer capacity (the "Observer Right"); provided, however, that such representative shall agree to hold in confidence and trust all information provided to such representative at or during any such meeting; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could, in the judgement of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets of the Company, the disclosure of which would have a material adverse effect on the Company.

     (b) The Observer Right granted in this Section 3 shall terminate on the earliest of the following dates:

          (i) three (3) years following the date of the closing of a firmly underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with, and declared effective under the Securities Act of 1933, as amended; or

          (ii) the date of the closing of any merger or consolidation of the Company with or into any other corporation or corporations, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (other than a reincorporation transaction the principal purpose of which is to change the domicile of the corporation), or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company; or

          (iii) the date on which Corning exercises its put right granted under that certain Agreement between the Company an Corning, dated of an even date herewith; or

          (iv) January 1, 2002; or

          (v) the date as of which the Company and Corning mutually agree in writing to terminate such right.

4. MISCELLANEOUS.

         Except as amended by this Amendment, the Purchase Agreement and Rights Agreement shall remain in full force and effect.

         This Amendment will be governed by and construed in accordance with the State of California without giving effect to the conflicts of law principles thereof.

         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Series D Preferred Stock Purchase Agreement and to Second Amended and Restated Rights Agreement as of the date first written above.

OPLINK COMMUNICATIONS, INC.

By:  /s/ Derek Statham
     ---------------------------------------
     Derek Statham, Ph.D.
     Chief Executive Officer and President

ORIGINAL PURCHASERS AND PRIOR RIGHTS HOLDERS:

--------------------------------------------
(Print Name of Investor)


By:
     ---------------------------------------
     (Signature of Authorized Person)


Title:
      --------------------------------------


NEW PURCHASER:

CORNING INCORPORATED

By:  /s/ ILLEGIBLE
     ---------------------------------------

Title: VP/GM PTD
      --------------------------------------

SUBSEQUENT CLOSING DATE - JULY 2, 1999

------------------------------------------------------------------------------------------------------------------------------
                            PURCHASER                                   NUMBER OF SHARES          AGGREGATE PURCHASE PRICE
------------------------------------------------------------------------------------------------------------------------------
Corning Incorporated                                                         666,666                   $1,999,998.00
One Riverfront Plaza
Corning, NY  14830
Attn:  General Counsel
------------------------------------------------------------------------------------------------------------------------------
TOTAL SUBSEQUENT CLOSING                                                     666,666                   $1,999,998.00
------------------------------------------------------------------------------------------------------------------------------